UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 5, 2015

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On May 5, 2015, Gary L. Cavey resigned from the Board of Directors (the “Board”) and from his positions as President and Chief Executive Officer of Ballantyne Strong, Inc. (the “Company”) effective May 8, 2015.

(c)     The Board appointed Christopher D. Stark as President of the Company effective May 8, 2015. Mr. Stark, age 54, has served as the Company’s Senior Vice President and Chief Operating Officer since May 2010. From 2009 to 2010 he served as Vice President and Chief Operating Officer, and was Vice President of Operations from 2007 to 2009. Prior to joining the Company, Mr. Stark served as General Manager for Nobbies, Inc. from September 1999 to April 2007. The Compensation Committee of the Board will approve the compensation of Mr. Stark in connection with his new role at a later date.

(e)     On May 6, 2015, the Company and Mr. Cavey entered into a Separation and Release Agreement (the “Cavey Agreement”), under which Mr. Cavey is entitled to nine months base salary plus nine months of health benefits. The foregoing description of the Cavey Agreement is qualified in its entirety by reference to the full text of the Cavey Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

No.	Description

10.1	Separation and Release Agreement, executed May 6, 2015, between Ballantyne Strong, Inc. and Gary L. Cavey.

99.1

Press Release, dated May 5, 2015, announcing the appointment of Christopher D. Stark President of Ballantyne Strong, Inc. upon the departure of Gary L. Cavey from the positions of Director, President and Chief Executive Officer of Ballantyne Strong, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 11, 2015	By:	/s/ Nathan D. Legband
Name: Nathan D. Legband
Title: Vice President, CFO & Treasurer

Exhibit Index

Exhibit

No.	Description

10.1	Separation and Release Agreement, executed May 6, 2015, between Ballantyne Strong, Inc. and Gary L. Cavey.

99.1

Press Release, dated May 5, 2015, announcing the appointment of Christopher D. Stark President of Ballantyne Strong, Inc. upon the departure of Gary L. Cavey from the positions of Director, President and Chief Executive Officer of Ballantyne Strong, Inc.